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                                                                     EXHIBIT 3.k



                             KEYSTONE PROPERTY TRUST

                            CERTIFICATE OF CORRECTION
                                       TO
                             "DECLARATION OF TRUST"


      KEYSTONE PROPERTY TRUST, a Maryland real estate investment trust (the "TRUST"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "MSDAT") that:

      FIRST: The Declaration of Trust of the Trust, dated April 30, 1999, was filed with the MSDAT on April 30, 1999 at 1:55 p.m., and said Declaration of Trust requires correction as permitted by Section 1-207 of the Corporation and Associations Article of the Annotated Code of Maryland.

      SECOND: Section 1.2 of ARTICLE I of the said Declaration of Trust, as previously filed and to be corrected hereby reads as follows:

      1.2. PLACES OF BUSINESS. THE TRUST SHALL MAINTAIN AN OFFICE IN MARYLAND AT C/O THE CSC-LAWYERS INCORPORATING SERVICE COMPANY MARYLAND, 11 EAST CHASE STREET, BALTIMORE, MARYLAND 21202 OR SUCH OTHER PLACE IN MARYLAND AS THE TRUSTEES MAY DETERMINE FROM TIME TO TIME. THE RESIDENT AGENT OF THE TRUST AT SUCH OFFICE SHALL BE THE PRENTICE-HALL COMPANY SYSTEM, MARYLAND, 11 EAST CHASE STREET, BALTIMORE, MARYLAND 21202. THE RESIDENT AGENT IS A MARYLAND CORPORATION. THE TRUST MAY CHANGE SUCH RESIDENT AGENT FROM TIME TO TIME AS THE TRUSTEES SHALL DETERMINE. THE TRUST MAY HAVE SUCH OTHER OFFICES OR PLACES OF BUSINESS WITHIN OR WITHOUT THE STATE OF MARYLAND AS THE TRUSTEES MAY FROM TIME TO TIME DETERMINE.

      THIRD: Section 1.2 of ARTICLE I of the said Declaration of Trust, as corrected hereby is as follows:

      1.2. PLACES OF BUSINESS. THE TRUST SHALL MAINTAIN AN OFFICE IN MARYLAND AT C/O CSC-LAWYERS INCORPORATING SERVICE COMPANY, 11 EAST CHASE STREET, BALTIMORE, MARYLAND 21202 OR SUCH OTHER PLACE IN MARYLAND AS THE TRUSTEES MAY DETERMINE FROM TIME TO TIME. THE RESIDENT AGENT OF THE TRUST AT SUCH OFFICE SHALL BE CSC-LAWYERS INCORPORATING SERVICE COMPANY, 11 EAST CHASE STREET, BALTIMORE, MARYLAND 21202. THE RESIDENT AGENT IS A MARYLAND CORPORATION. THE TRUST MAY CHANGE SUCH RESIDENT AGENT FROM TIME TO TIME AS THE TRUSTEES SHALL DETERMINE. THE TRUST MAY HAVE SUCH OTHER OFFICES OR PLACES OF BUSINESS WITHIN OR WITHOUT THE STATE OF MARYLAND AS THE TRUSTEES MAY FROM TIME TO TIME DETERMINE.


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      FOURTH: The inaccuracy or defect contained in Section 1.2 of ARTICLE I of the said Declaration of Trust, as previously filed is an error in transcription of the address of the principal office.

      FIFTH: The legend in Section 4.14(a)(9) of ARTICLE IV of the said Declaration of Trust, as previously filed and to be corrected hereby reads as follows:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST'S DECLARATION OF TRUST, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES OF THE TRUST IN EXCESS OF 4.9% (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING COMMON SHARES OF THE TRUST UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER OWNERSHIP LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE TRUST IN EXCESS OF 9.9% IN VALUE OF NUMBER OF SHARES OF THE OUTSTANDING SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK THE TRUST, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER OWNERSHIP LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE TRUST TO FAIL TO QUALIFY AS A REIT; (IV) NO PERSON MAY TRANSFER SHARES IF SUCH TRANSFER WOULD RESULT IN THE SHARES OF THE TRUST BEING OWNED BY FEWER THAN 100 PERSONS; (V) NO PERSON MAY TRANSFER SHARES IF SUCH TRANSFER WOULD RESULT IN SHARES OF THE TRUST BEING OWNED BY A DISQUALIFIED PERSON; AND (VI) NO PLANS AND CERTAIN OTHER PERSONS DESCRIBED IN OR SUBJECT TO THE PLAN ASSET REGULATIONS MAY OWN MORE THAN 24.9% OF THE VALUE OF ANY CLASS OF SHARES OF THE TRUST. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES REPRESENTED HEREBY MAY BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OR ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF THE TRUST ON REQUEST AND WITHOUT CHARGE.


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      SIXTH: The legend in Section 4.14(a)(9) of ARTICLE IV of the said
Declaration of Trust, as corrected hereby is as follows:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST'S DECLARATION OF TRUST, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES OF THE TRUST IN EXCESS OF 4.9% (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING COMMON SHARES OF THE TRUST UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER OWNERSHIP LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE TRUST IN EXCESS OF 9.9% (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK OF THE TRUST, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER OWNERSHIP LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE TRUST TO FAIL TO QUALIFY AS A REIT; (IV) NO PERSON MAY TRANSFER SHARES IF SUCH TRANSFER WOULD RESULT IN THE SHARES OF THE TRUST BEING OWNED BY FEWER THAN 100 PERSONS; (V) NO PERSON MAY TRANSFER SHARES IF SUCH TRANSFER WOULD RESULT IN SHARES OF THE TRUST BEING OWNED BY A DISQUALIFIED PERSON; AND (VI) NO PLANS AND CERTAIN OTHER PERSONS DESCRIBED IN OR SUBJECT TO THE PLAN ASSET REGULATIONS MAY OWN MORE THAN 24.9% OF THE VALUE OF ANY CLASS OF SHARES OF THE TRUST. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES REPRESENTED HEREBY MAY BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OR ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF THE TRUST ON REQUEST AND WITHOUT CHARGE.

      SEVENTH: The inaccuracy or defect contained in the legend in Section 4.14(a)(9) of ARTICLE IV of the said Declaration of Trust, as previously filed is an error in transcription in clauses (II) and (V).


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      IN WITNESS WHEREOF, the undersigned have caused this Certificate of
Correction to be executed as of December 2, 1999. Each of the undersigned hereby acknowledges that the foregoing Certificate of Correction is the act of said Trustee and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

WITNESS:



/s/ Stephen J. Butte                      /s/ Michael J. Falcone
------------------------------------      --------------------------------------
    Stephen J. Butte,                         Michael J. Falcone,
    Secretary                                 Trustee


                                          /s/ Francisco Galesi
                                          --------------------------------------
                                              Francisco Galesi,
                                              Trustee



                                          /s/ Jeffrey E. Kelter
                                          --------------------------------------
                                              Jeffrey E. Kelter,
                                              Trustee



                                          /s/ David H. Lesser
                                          --------------------------------------
                                              David H. Lesser,
                                              Trustee



                                          /s/ David F. Mcbride
                                          --------------------------------------
                                              David F. McBride,
                                              Trustee



                                          /s/ James Mulvihill
                                          --------------------------------------
                                              James Mulvihill,
                                              Trustee



                                          /s/ Russell C Platt
                                          --------------------------------------
                                              Russell C Platt,
                                              Trustee


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                                          /s/ Scott H. Reckler
                                          --------------------------------------
                                              Scott H. Reckler,
                                              Trustee



                                          /s/ Joseph D. Morris
                                          --------------------------------------
                                              Joseph D. Morris,
                                              Trustee


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